                                                                    EXHIBIT 8(a)

[MERRILL LYNCH LIFE INSURANCE COMPANY]

                                    CONSENT

    I hereby consent to the reference to my name under the heading "Legal Matters" in the prospectus included in Post-Effective Amendment No. 9 to the Registration Statement on Form S-6 for certain variable life insurance contracts issued through Merrill Lynch Variable Life Separate Account of Merrill Lynch Life Insurance Company (File No. 33-41830).

                                              /s/ BARRY G. SKOLNICK
                                              ------------------------------------------------
                                              Barry G. Skolnick, Esq.
                                              Senior Vice President and General Counsel

April 13, 1999

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